KeyBanc Capital Markets Basic Materials & Packaging Conference Exhibit 99.1

Statements that are not historical facts, including information regarding expected synergies resulting from the acquisition and combined operating and financial data, are forward-looking statements. Forward-looking statements are based on our current expectations and beliefs and involve risks, uncertainties and assumptions. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the failure to realize operating efficiencies and synergies as well as those factors which are more particularly described in our filings with the Securities and Exchange Commission, including our Form 8-K announcing the acquisition and under "Forward-Looking Information and Risk Factors" in our Annual Report on Form 10-K for the most recently ended fiscal year. We believe that our forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Safe Harbor Statement

We may from time to time be in possession of certain information regarding Rock-Tenn Company that applicable law would not require us to disclose to the public in the ordinary course of business but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell Rock-Tenn Company securities. This presentation also may not include all of the information regarding Rock-Tenn Company that you may need to make an investment decision regarding Rock-Tenn Company securities. Any such investment decision should be made on the basis of the overall mix of information regarding Rock-Tenn Company that is publicly available as of the date of such decision. Disclaimer

Use Of Non-GAAP Financial Measures We have included certain financial measures of Rock-Tenn and GSPP (referred to as non-GAAP financial measures) that are not prepared in accordance with accounting principles generally accepted in the United States (GAAP). We discuss in connection with the presentation of the non-GAAP financial measures the reasons we believe this information may be useful to investors. We define each non-GAAP financial measure and provide a reconciliation of the non-GAAP measure to the most directly comparable financial measure calculated in accordance with GAAP. Any analysis of non- GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of non-GAAP measures can be found on slides 35 to 46.

$2.1 Billion North American Manufacturer of Paperboard and Consumer Packaging (1) (1) Pro forma information. Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05 Segment Sales Mix (1) Rock-Tenn Overview

$1.2 billion revenue, $43 million pro forma adjusted segment income (1) Second largest folding carton manufacturer in North America, specializing in high service converting Converts 325,000 tons of bleached paperboard, 125,000 tons of unbleached paperboard, 310,000 tons of coated recycled and 130,000 tons of uncoated recycled paperboard (1) (2) Net sales figure excludes intersegment sales Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05. (2) Uncoated recycled tons include 99,000 tons of uncoated recycled board converted by RTS that reflects RKT's 65% share of the venture. Packaging Products

Folding Carton Markets Served Source: PPC and RKT estimates Food Products Paper Goods Medicinal & Cosmetics Other End Market 0.62 0.11 0.11 0.16 Dry Food Frozen Food Retail & QSR Perishable Food Butter & Ice Cream Other Wet Foods Other Products End Market 0.22 0.1 0.05 0.11 0.09 0.05 0.38

Folding Carton Customer Base Source: RKT Top 10 Top 25 Top 50 0.33 0.49 0.68

Note: LTM period as of March 31, 2005. Net sales figure excludes intersegment sales $330 million sales, $23 million segment income Provides point-of-purchase displays to consumer products companies Southeast US niche producer of corrugated sheets and corrugated packaging Merchandising Displays and Corrugated Packaging

$800 million total sales, $58 million pro forma adjusted segment income (1) $500 million external sales $300 million internal sales Bleached paperboard mill in Demopolis, Alabama 327,000 tons bleached paperboard capacity 91,500 tons softwood market pulp "SBSK" capacity Eleven recycled paperboard mills 1,107,000 tons capacity Largest US capacity of coated recycled board Paperboard Net sales figure excludes intersegment sales Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05.

Acquisition Creates Stronger Paperboard and Consumer Packaging Business Improves Adjusted EBITDA Margin Pre-Transaction from 8% to 11% Pro Forma Net Sales of $2,082 Million and Pro Forma Adjusted EBITDA of $221 Million GSPP Trailing 53 wks Sales and Operating Income Mix* Net Sales $487 Million Return on Sales =7.8% Operating Income $38 Million * For 53 weeks ending 04/03/05 Return on Sales = Operating Income($38M)/Net Sales ($487M) Adjusted EBITDA Margin = Adjusted EBITDA/Net Sales

Focus: Next Three Years

Achieve GSPP Synergies Capture G&A savings from reduction of Gulf States corporate and divisional overhead Leverage best practices across new organization Operating synergies Plant rationalization Manufacturing optimization

Improve Folding Carton Performance New leadership Reorganized division into five business units Four geographic regions Health and beauty

Improve Cost Structure Six Sigma process improvement Corporate purchasing to leverage spend S,G&A vigilance Annual S,G&A reduction target of $10 million 11.1 % Pro forma S,G&A as percent of sales for 9 months ended 6/30/05 is 100 basis points lower than pre-acquisition

Pay Down Debt Strong cash flow Pro forma Adjusted EBITDA of $221 million Capital Expenditures expected to be approximately $75 million in FY06. Interest of $55-$60 million Cash taxes low due to asset acquisition Key employee incentive program based on achievement of synergies and debt/adjusted EBITDA ratio Forecast $180 million debt pay down by September, 2007

Third Quarter Fiscal 2005 And September Update

Rock-Tenn Third Quarter FY05 EPS Components Total EPS Tax Provision EPS After Adjustments Shown Seven Hills Restructuring and other costs Note: All numbers after-tax. Based on diluted weighted average common shares outstanding of 35.9 million.

Debt Reduction $ (MM) Net Debt at 3/31/05 $396.3 GSPP Acquisition Purchase Price $553.9 Pro forma Net Debt $950.2 Net Debt at 6/30/05 $909.1 Implied Net Debt Reduction $ 41.1

Credit Agreement and Liquidity $ (MM) 06/30/2005 Total Funded Debt $946.4 Credit Agreement EBITDA $223.3 Total Funded Debt/EBITDA 4.24x Maximum Leverage 5.0x Additional Borrowing Capacity $170.1 Cash and Cash Equivalents $ 27.3 Total Liquidity $197.4

September Update Hurricane Katrina impact No significant physical impact Logistics issues with raw materials and deliveries Price increases for raw materials, including energy Customer and supplier facilities damaged, some customers out of business- may be $.5 million write-off

September Update Demopolis continues to run ahead of expectations; shut down scheduled for late October Gulf States folding carton plants have run ahead of expectations Strong cash flow: reduced net debt by $31.7 million from June 30 to August 31

Summary Attractive and complementary business mix Packaging, Display, Paperboard Opportunities to improve business performance Capture of acquisition synergies Achieve manufacturing optimization Cost reduction Value creation through improved business performance and debt reduction

Background Information

Folding Carton Industry

RTS Packaging 65% Rock-Tenn / 35% Sonoco Joint Venture Data as of 6/30/04

Management Believes Demopolis is the Lowest Cost Bleached Paperboard Mill in North America Source: Jaakko Poyry Note: Represents all North American bleached board production mills (13 total). Rock-Tenn retained Jaakko Poyry Consulting during the GSPP due diligence process to review mill operations and assess relative cost position among North American bleached paperboard mills Jaakko Poyry has aggregated publicly available information on the operating characteristics of North American bleached paperboard mills in order develop expected cash costs of manufacturing for each machine and mill location Based on this information, Jaakko Poyry concluded that the Demopolis Mill was the lowest cost mill in North America Cost advantage achieved through original design, process flow, replacement of recovery boiler and hardwood pulp line in early 1990's and access to hardwood and softwood fiber Jaakko Poyry verified that the actual costs of Demopolis Mill were very close to the expected cash costs of manufacturing

Bleached and Unbleached Paperboard Have Gained Share Source: Resource Information System data for 1995-2004 and estimates 2005-2009 1995 - Capacity 2000 - Capacity 2005E - Capacity 2004-2009E CAGR 2.0% 1.0% (3.0%) Unbleached Bleached Recycled Annual Production (in million tons) Paperboard Production by Substrate

Bleached (SBS) Paperboard Industry Structure Recycled (CRB) Unbleached (CUK) Source: Rock-Tenn estimates. Note: Market structure data based on capacity. Limited players produce across grades Imports play a small role Bleached end markets fragmented

Packaging Products Segment

Merchandising Displays and Corrugated Packaging Segment

Paperboard Segment

Profitability: Grow Display Segment "Concept-to-Consumer" value proposition Sales increased from $112 million in fiscal 1999 to $238 million in fiscal 2004

Rock-Tenn Valuation Rock-Tenn pro forma adjusted EBITDA as of 3/31/05. RKT Enterprise value, interest expense and net debt as of 6/30/05. Interest expense is a trailing twelve month number. Enterprise value ("EV") calculation is stock price * shares outstanding + net debt. Peer group consists of CSAR, GPK and SSCC. All peer group numbers as of 6/30/05. Peer group companies' adjusted EBITDA calculated in the same manner as RKT except for the following, where applicable: the add back of litigation costs and early extinguishment of debt as well as subtraction of gain on sale of real estate. Stock prices as of 9/9/05.

Rock-Tenn: 2000 - 2005 Capacity rationalization and plant consolidation Sale of Plastic Packaging Business Internal initiatives focused on cost reduction Bolt-on acquisitions GSPP acquisition

Non GAAP Reconciliation and Appendix

Non-GAAP Measures: Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) We have defined Adjusted EBITDA to reflect (1) EBITDA, defined as earnings (net income) before interest, taxes, depreciation and amortization, and (2) certain additional adjustments (a) to remove the impact of the following special items: interest income and the cumulative effect of a change in accounting principle, net of tax, and (b) to add back restructuring and other costs. Rock-Tenn management used Adjusted EBITDA in evaluating operations because it believes the adjustments reflected in Adjusted EBITDA remove the effects of factors that are not representative of a company's core ongoing operations or otherwise distort trends in underlying operating results. While some of these special items may have occurred historically and may be considered to be recurring items for GAAP purposes, occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of company management. We have defined Pro Forma Adjusted EBITDA to reflect (1) Adjusted EBITDA and (2) additional adjustments that give effect and are directly attributable to the acquisition by Rock-Tenn, are expected to have continuing impact on Rock-Tenn and are factually supportable. These adjustments take into account the costs of administrative functions provided by GSPP employees who did not become employees of Rock-Tenn, net of the incremental costs estimated to be incurred by Rock-Tenn to provide those same administrative functions. Our definitions of Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) may differ from other similarly titled measures at other companies. Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) are not defined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be viewed as alternatives to GAAP measures of operating results or liquidity. Rock-Tenn management believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA (as defined) and that pro forma net income is the most directly comparable GAAP measure to Pro Forma Adjusted EBITDA (as defined).

Non-GAAP Measures: Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) We believe Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) of GSPP provide useful information to investors herein for the following reasons: Rock-Tenn management used Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) of GSPP as the starting measure for our financial evaluation of the purchase price we would pay for the acquired business. We used Adjusted EBITDA (as defined) and Pro Forma Adjusted EBITDA (as defined) as a starting point to apply the assumptions and judgments necessary to estimate the future cash flows that we would expect to realize from the acquired business, which included assumptions regarding (a) our estimated future capital expenditures, (b) the future tax depreciation we would experience based on the step up in the tax basis of the acquired assets resulting from the purchase, (c) the expected interest costs we would incur on debt required to finance the acquisition, (d) the expected combined state and federal income tax rates on resulting income before income taxes and (e) numerous other matters that will impact the future cash flows of the business.

Non-GAAP Measures: Rock-Tenn Adjusted EBITDA (as defined) Rock-Tenn management utilizes Adjusted EBITDA (as defined), along with other factors, to evaluate ongoing operating performance, for internal planning and forecasting purposes and to evaluate potential acquisitions. We also use this measure as a tool to compare similar companies. We believe that our presentation and discussion of Adjusted EBITDA (as defined), together with the accompanying reconciliations, allows investors to view performance in a manner similar to management. We also believe that the adjustments we use to calculate Adjusted EBITDA (as defined) remove the effects of factors that are not representative of a company's core ongoing operations, are volatile from period to period, or otherwise distort trends in underlying operating results. While some of these special items may have occurred historically and may be considered to be recurring items for GAAP purposes, occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of company management. We also believe that Adjusted EBITDA (as defined) is an appropriate supplemental measure of performance because it provides a more complete understanding of operating results before the impact of investing and financing transactions as well as income taxes, none of which we consider to be directly relevant to the efficiency of those operations. This non-GAAP measure is also among the primary measures used externally by investors, analysts and industry peers for purposes of valuation and comparing the operating performance of similar companies.

Rock-Tenn EBITDA Reconciliation ($ in millions)

GSPP Reconciliation of Net Income EBITDA and Adjusted EBITDA ($ in millions)

GSPP Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA Note: During the 53 weeks ended 1/2/05 and 53 weeks ended 4/3/05, GSPP was allocated $19.5 million and $19.8 million respectively of corporate overhead for various administrative functions by Gulf States. Most of the employees involved in providing these services will remain employees of Gulf States and will not become employees of Rock-Tenn. The proforma adjustments of $11.7 million and $12.0 million for the 53 weeks ended 1/2/05 and 4/3/05, respectively, represents salaries, benefits and other costs for the Gulf States employees that did not become Rock-Tenn employees. The adjustment has been reduced for our estimate of incremental costs we will incur to support the operations acquired. In addition, during the 53 weeks ended 1/2/05 and 53 weeks ended 4/3/05, GSPP incurred costs of $1.6 million and $1.6 million respectively of overhead for various administrative functions at the pulp and paperboard and packaging divisions. The employees involved in these functions did not become employees of Rock-Tenn. The pro forma adjustments of $1.6 million and $1.6 million for the 53 weeks ended 1/2/05 and 4/3/05, respectively, represents salaries, benefits and other costs for the Gulf States employees that did not become Rock- Tenn employees. ($ in millions)

Pro Forma Combined Reconciliation of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA ($ in millions)

Rock-Tenn TTM Adjusted EBITDA Reconciliation ($ in millions)

Non-GAAP Measures: Pro Forma Adjusted Segment Income (as defined) We have defined Pro Forma Adjusted Segment Income to reflect (1) segment income and (2) certain adjustments that give effect and are directly attributable to the acquisition by Rock- Tenn, are expected to have continuing impact on Rock-Tenn and are factually supportable. These adjustments take into account the costs of administrative functions provided by GSPP employees who did not become employees of Rock-Tenn, net of the incremental costs estimated to be incurred by Rock-Tenn to provide those same administrative functions. Our definition of Pro Forma Adjusted Segment Income (as defined) may differ from other similarly titled measures at other companies. Pro Forma Adjusted Segment Income (as defined) is not defined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be viewed as alternatives to GAAP measures of operating results or liquidity. Rock-Tenn management believes that segment income is the most directly comparable GAAP measure to Pro Forma Adjusted Segment Income (as defined). We believe Pro Forma Adjusted Segment Income (as defined) of GSPP provide useful information to investors herein for the following reasons: Rock-Tenn management utilizes Pro fomra Adjusted Segment Income (as defined), along with other factors, to evaluate ongoing operating performance, for internal planning and forecasting purposes and to evaluate potential acquisitions. We believe that our presentation and discussion of Pro Forma Adjusted Segment Income (as defined), together with the accompanying reconciliations, allows investors to view performance in a manner similar to management.

Packaging Products Segment (1) Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05. Reconciliation of Pro Forma Adjusted Segment Income (as defined)

Paperboard Segment (1) Reporting Period: RKT for 12 months ended 03/31/05 and GSPP for 53 weeks ended 04/03/05. Reconciliation of Pro Forma Adjusted Segment Income (as defined)

Credit Agreement EBITDA Reconciliation

Definition of Credit Agreement EBITDA Credit Agreement EBITDA is calculated in accordance with the definition contained in the company's Senior Credit Facility. Credit Agreement EBITDA is defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and pro forma GSPP EBITDA calculated giving pro forma effect to the acquisition calculated in accordance with the methodology applied by the company in its financial statements filed with the SEC.

Funded Debt Reconciliation Funded Debt shown above is calculated pursuant to the Senior Credit Facility

Net Debt Reconciliation We have defined the non-GAAP measure Net Debt to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing interest rate derivatives or swaps, the balance of our cash and cash equivalents and certain other investments that we consider to be readily available to satisfy such debt obligations. Rock-Tenn management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.